1 EARNINGS FIRST QUARTER 2024 May 2, 2024

2 FORWARD-LOOKING STATEMENTS This presentation contains information regarding the Company and NSC that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, the construction or operation of new or existing facilities or capabilities, statements regarding our greenhouse gas emissions reduction goals, as well as statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only the Company’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of the Company’s or NSC’s control. It is possible that the Company’s or NSC’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of the Company or NSC, as applicable, believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s or NSC’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction on a timely basis or at all; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock or NSC’s common stock or American Depositary Receipts; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company or NSC to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the Company. The Company directs readers to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and Form 10-K for the year ended December 31, 2023, and the other documents it files with the SEC for other risks associated with the Company’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Risks related to NSC’s forward-looking statements include, but are not limited to, changes in regional and global macroeconomic conditions, particularly in Japan, China and the United States; excess capacity and oversupply in the steel industry; unfair trade and pricing practices in regional markets; the possibility of low steel prices or excess iron ore supply; the possibility of significant increases in market prices of essential raw materials; the possibility of depreciation of the value of the Japanese yen against the U.S. dollar and other major foreign currencies; the loss of market share to substitute materials; NSC’s ability to reduce costs and improve operating efficiency; the possibility of not completing planned alliances, acquisitions or investments, or such alliances, acquisitions or investments not having the anticipated results; natural disasters and accidents or unpredictable events which may disrupt NSC’s supply chain as well as other events that may negatively impact NSC’s business activities; risks relating to CO2 emissions and NSC’s challenge for carbon neutrality; the economic, political, social and legal uncertainty of doing business in emerging economies; the possibility of incurring expenses resulting from any defects in our products or incurring additional costs and reputational harm due to product defects of other steel manufacturers; the possibility that we may be unable to protect our intellectual property rights or face intellectual property infringement claims by third parties; changes in laws and regulations of countries where we operate, including trade laws and tariffs, as well as tax, environmental, health and safety laws; and the possibility of damage to our reputation and business due to data breaches and data theft. All information in this communication is as of the date above. Neither the Company nor NSC undertakes any duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s or NSC’s expectations whether as a result of new information, future events or otherwise, except as required by law.

3 EXPLANATION OF USE OF NON-GAAP MEASURES We present adjusted net earnings, adjusted net earnings margin, adjusted net earnings per diluted share, earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings, is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies. Adjusted net earnings and adjusted net earnings per diluted share are non-GAAP measures that exclude the effects of items that include: asset impairment charges, restructuring and other charges, stock-based compensation expense, VEBA asset surplus adjustment, environmental remediation charges, strategic alternatives review process costs, Granite City idling costs, tax impact of adjusted items and other changes, net (Adjustment Items). Adjusted EBITDA and adjusted EBITDA margin are also non- GAAP measures that exclude the effects of certain Adjustment Items. We present adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin to enhance the understanding of our ongoing operating performance and established trends affecting our core operations by excluding the effects of events that can obscure underlying trends. U. S. Steel's management considers adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin as alternative measures of operating performance and not alternative measures of the Company's liquidity. U. S. Steel’s management considers adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin provides insight into management’s view and assessment of the Company’s ongoing operating performance because management does not consider the Adjustment Items when evaluating the Company’s financial performance. Adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin should not be considered a substitute for net earnings or other financial measures as computed in accordance with U.S. GAAP and are not necessarily comparable to similarly titled measures used by other companies. We also present net debt, a non-GAAP measure calculated as total debt less cash and cash equivalents. We believe net debt is a useful measure in calculating enterprise value. A condensed consolidated statement of operations (unaudited), condensed consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.

4 SUMMARY: ADVANCING TOWARDS OUR BEST FOR ALL® FUTURE Current Landscape Progressing towards closing the transaction with Nippon Steel Corporation (NSC) Advancing Big River 2 (BR2) and BRS dual coating line (CGL2) on-track Challenges Harnessing mega trends Successfully navigating a dynamic steel industry backdrop Solution Progressing towards becoming the ‘best steelmaker with world- leading capabilities’ Moving closer to completing our in-flight capital projects Path Forward Closing the NSC transaction at $55 per share in the second half 2024 Creating a global steel leader in value and innovation

5 NSC & U. S. STEEL: PROGRESSING TOWARDS DEAL CLOSING Merger approved by shareholders Progressing towards regulatory approval ~99% of shareholder votes cast were in favor of the deal Both antitrust and CFIUS review are underway Expected closing in second half of 2024 Advancing towards creating the “Best Steelmaker with World-leading Capabilities”

6 NSC & U. S. STEEL: BEST STEELMAKER WITH WORLD-LEADING CAPABILITIES BEST FOR EMPLOYEES BEST FOR CUSTOMERS BEST FOR COMMUNITIES BEST FOR INVESTORS +

7 NSC & U. S. STEEL: BEST FOR EMPLOYEES Investing more in USW facilities NSC has committed to investing an additional $1.4 billion in capital expenditures into facilities covered by the current basic labor agreement (BLA) with the United Steelworkers (USW), above and beyond what is required Re-evaluating growth plans for USW facilities NSC is assessing opportunities to invest to enhance sustainability and competitiveness Committed to safety, jobs and footprint NSC has an unwavering commitment to safety and is promising to maintain jobs, production and operating footprint and honor all agreements with the USW

8 NSC & U. S. STEEL: BEST FOR CUSTOMERS Expanded capabilities, innovation and a global platform Sharing NSC’s and U. S. Steel’s world-leading technologies and manufacturing capabilities for the benefit of customers Accelerating decarbonization goals Collaborating on alternative technologies in decarbonization to deliver innovative steel solutions Committed to Mined, Melted and Made in America Further advancing the technical capabilities of U. S. Steel’s portfolio of products with NSC’s technology and products; better supporting the evolving demand of customers in the United States

9 NSC & U. S. STEEL: BEST FOR COMMUNITIES Driving the global steel industry towards carbon neutrality Advancing NSC’s breakthrough technologies to progress towards carbon neutrality: (1) hydrogen injection in BFs; (2) hydrogen use in DRI; and (3) high-grade steel through large size EAFs Growing U. S. Steel’s Pittsburgh HQ Moving NSC’s existing U.S. headquarters from Houston, Texas to Pittsburgh, Pennsylvania Retaining U. S. Steel’s iconic name and brand NSC is committed to maintaining strong relationships in the communities where we live and work Note: BF = blast furnace; DRI = direct reduced iron; EAF = electric arc furnace

10 NSC & U. S. STEEL: BEST FOR INVESTORS Maximizing stockholder value $55 per share transaction price, all-cash deal; ~$15 billion total enterprise value Significant premium for stockholders +40% premium to U. S. Steel’s closing stock price on December 15, 2023; +142% premium to the undisturbed price prior to the announcement of the strategic alternatives review process Not subject to any financing conditions Transaction to be funded through proceeds mainly from borrowings; NSC has already secured financing commitments from leading Japanese banks

11 CGL2: ANOTHER ON-TIME AND ON-BUDGET PROJECT Note: CGL = Continuous galvanizing line. CGL2 is a dual coating line with both Galvalume® and Galvanized capabilities. CGL2 hot commissioned in April 2024

CGL2: ENHANCING THE MINI MILL SEGMENT'S EARNINGS PROFILE

BRS dual coating line (CGL2)
Capacity by output mix

Galvanize

Targeting appliance and construction applications


25%
BRS
BIG RIVER STEEL
a U. S. Steel company
~325k
Tons of finishing capability
75%

Galvalume®

Targeting exposed building panels and other high-end applications in value-add construction





BRS dual coating line (CGL2)
Expected EBITDA contribution


~$10 - $15M
~$55M
~$60M
2024E
2025E
2026E

Expected incremental run-rate, through-cycle EBITDA

Improving our product mix in strategic markets

United States Steel Corporation | 12

13 BR2: ON-TRACK FOR SECOND HALF 2024 START-UP Note: DR = Direct Reduced; NGO = Non-grain Oriented. CGL2 COMPLETE NGO COMPLETE GARY PIG COMPLETE DR PELLET COMPLETE On track for second half 2024 start-up BR2 ON TRACK

14 BR2: PROGRESS UPDATE Electric Arc Furnaces steelmaking Endless Strip Production roughing mill PLTCM1 entry section 1 PLTCM = Pickle Line Tandem Cold Mill

15 ENTERGY ARKANSAS SOLAR PROJECT 2,100 acre site to help BR2 lower its Scope 2 emissions and provide BR2 with up to 40% of its electricity needs from a renewable source of energy Entergy Arkansas Solar Project scheduled for start-up in September 2024. “Entergy is partnering with U. S. Steel to develop sustainable steel solutions. Our solar project in Arkansas is a game-changer for the region and for Big River Steel on its journey towards net zero emissions by 2050.” Laura Landreaux President & CEO, Entergy Arkansas

16 Q1 2024 FINANCIAL PERFORMANCE: SUMMARY $414M Adjusted EBITDA Performance ~10% EBITDA margin First quarter performance $171M Reported Net Earnings $0.68 per diluted share Note: For reconciliation of non-GAAP amounts, see Appendix. $206M Adjusted Net Earnings $0.82 per diluted share $4.5B Liquidity Including $2.2B cash

17 Q1 2024 FINANCIAL PERFORMANCE: EACH SEGMENT CONTRIBUTING Sizeable contributions from each operating segment Million Adjusted EBITDA $414 N. American Flat-Rolled Segment Captured higher spot prices and benefited from higher automotive fixed priced contracts; well-balanced, diverse end-market exposure kept the order book robust in Q1 2024; optimized product mix Mini Mill Segment Captured higher spot prices; ramp up of the non-grain oriented (NGO) electrical steel line ongoing and improving the segment's value-add product mix; excluding the $20 million impact of construction and related start-up costs, Mini Mill adjusted EBITDA margin for Q1 2024 was 23% U.S. Steel Europe Segment Better-than-anticipated commercial tailwinds amidst a dynamic steel market and lower energy costs drove a positive EBITDA result Tubular Segment Delivered a historically-strong EBITDA performance despite a softening market environment Note: For reconciliation of non-GAAP amounts, see Appendix.

18 Q2 2024 OUTLOOK: $425 TO $475 MILLION ADJUSTED EBITDA North American Flat-Rolled Mini Mill U. S. Steel Europe Tubular Raw Materials Favorable impact expected from lower coal costs Operating Costs No material change expected Commercial Favorable impact expected from seasonally higher pellet sales; no material change expected in steel volumes or average selling prices Raw Materials Slightly favorable impact expected from lower metallics costs, partially offset by higher zinc costs attributable to the start up of CGL2 Operating Costs No material change expected Commercial Unfavorable impact expected from lower average selling prices, partially offset by expected higher volumes Raw Materials No material change expected Operating Costs No material change expected Commercial Unfavorable impact expected from lower volumes and lower average selling prices Raw Materials No material change expected Operating Costs No material change expected Commercial Unfavorable impact expected from lower average selling prices Note: Commentary reflects the expected change versus Q1 2024.

19 2024 F I R S T Q U A R T E R U P D A T E

20 FINANCIAL UPDATES Reported Net Earnings (Loss) Adjusted Net Earnings Segment EBIT1 Adjusted EBITDA2 Profit Margin: 4% 10% 7% (2%) 4% $ Millions $ Millions $ Millions $ Millions 4% 10% 8% 4% 5% 5% 12% 8% 2% 5% Adjusted EBITDA Margin:2 10% 16% 13% 8% 10% Segment EBIT Margin:1 Note: For reconciliation of non-GAAP amounts, see Appendix. 1 Earnings (loss) before interest and income taxes. 2 Earnings (loss) before interest, income taxes, depreciation and amortization, and excluding adjustment items. Adjusted Profit Margin: $199 $477 $299 -$80 $171 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 $195 $483 $350 $167 $206 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 $206 $580 $348 $89 $204 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 $427 $804 $578 $330 $414 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024

21 KEY OPERATING STATISTICS TRENDS BY SEGMENT Flat-Rolled Operating Statistics Mini Mill Operating Statistics U. S. Steel Europe (USSE) Operating Statistics Tubular Operating Statistics Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price: $ / net ton Q1 2023 2,393 2,278 $1,012 Q2 2023 2,529 2,235 $1,088 Q3 2023 2,390 2,159 $1,036 Q4 2023 2,087 2,034 $978 Q1 2024 2,111 2,049 $1,054 Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price: $ / net ton Q1 2023 759 659 $794 Q2 2023 749 587 $1,011 Q3 2023 693 561 $901 Q4 2023 752 617 $807 Q1 2024 717 568 $977 Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price: $ / net ton Q1 2023 1,092 883 $909 Q2 2023 1,213 1,034 $965 Q3 2023 990 958 $852 Q4 2023 1,100 1,024 $770 Q1 2024 1,079 1,072 $830 Shipments: in 000s, net tons Production: in 000s, net tons Average Selling Price: $ / net ton Q1 2023 171 131 $3,757 Q2 2023 129 111 $3,493 Q3 2023 111 104 $2,927 Q4 2023 157 132 $2,390 Q1 2024 146 114 $2,267

22 EBITDA TRENDS BY SEGMENT EBITDA Margin: 5% 12% 13% 5% 6% 8% 22% 13% 12% 21% (1%) 9% 1% 0% 5% EBITDA Margin: 48% 42% 32% 38% 25% EBITDA Margin: Note: For reconciliation of non-GAAP amounts, see Appendix. 1 Q4 2023 North American Flat-Rolled segment includes the impact of construction and related start-up costs of approximately $10 million related to the DR-grade pellet strategic project. 2 Mini Mill segment EBITDA includes the impact of construction and related start-up costs of $12M in Q2 2023, $17M in Q3 2023, $12M in Q4 2023, and $20M in Q1 2024. EBITDA Margin: $140 $377 $378 $128 $156 Q1 2023 Q2 2023 Q3 2023 Q4 20231 Q1 2024 $52 $173 $84 $74 $145 Q1 2023 Q2 20232 Q3 20232 Q4 20232 Q1 20242 ($12) $97 $10 $3 $46 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 $244 $169 $99 $126 $69 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Flat-Rolled Segment EBITDA Mini Mill Segment EBITDA$ Millions $ Millions USSE Segment EBITDA Tubular Segment EBITDA$ Millions $ Millions

FLAT-ROLLED SEGMENT EBITDA CHANGE ANALYSIS


$ Millions, Q1 2023 vs. Q1 2024
$140
$18
$3
($22)
$17
$156
Q1 2023
Commercial
Raw Materials
Operating Costs
Other
Q1 2024¹

Commercial
The favorable impact is primarily the result of higher average realized prices, which was partially offset by lower shipment volumes.

Raw Materials
The change is not material.

Operating Costs
The unfavorable impact is primarily the result of higher labor costs under the new CBA[2].

Other
The favorable impact is primarily the result of lower energy cost, which was partially offset by higher intersegment receipts.


$ Millions, Q4 2023 vs. Q1 2024
$128
$148
($54)
($28)
($38)
$156
Q4 2023¹
Commercial
Raw Materials
Operating Costs
Other
Q1 2024

Commercial
The favorable impact is primarily the result of higher average realized prices, which was partially offset by lower commercial pellet sales.

Raw Materials
The unfavorable impact is primarily the result of inventory impacts.

Operating Costs
The unfavorable impact is primarily the result of the seasonal of mining-related inefficiencies.

Other
The unfavorable impact is primarily the result of higher intersegment receipts.

[1] Q4 2023 North American Flat-Rolled segment includes the impact of construction and related start-up costs of approximately $10 million.
[2] CBA = Collective bargaining agreements.

United States Steel Corporation | 23

MINI MILL SEGMENT EBITDA CHANGE ANALYSIS


$ Millions, Q1 2023 vs. Q1 2024
$52
$81
$49
($17)
($20)
$145
Q1 2023
Commercial
Raw Materials
Operating Costs
Other
Q1 2024[1]

Commercial
The favorable impact is primarily the result of higher average realized prices, which was partially offset by lower shipment volumes.

Raw Materials
The favorable impact is primarily the result of lower metallics usage and lower alloy costs.

Operating Costs
The unfavorable impact is primarily the result of higher spending and labor costs.

Other
The unfavorable impact is primarily the result of higher variable compensation and startup costs related to strategic projects.


$ Millions, Q4 2023 vs. Q1 2024
$74
$105
($22)
($1)
($11)
$145
Q4 2023[1]
Commercial
Raw Materials
Operating Costs
Other
Q1 2024[1]

Commercial
The favorable impact is primarily the result of higher average realized prices.

Raw Materials
The unfavorable impact is primarily the result of higher metallics costs.

Operating Costs
The change is not material.

Other
The unfavorable impact is primarily the result of higher variable compensation and startup costs related to strategic projects.

[1] Q1 2024 and Q4 2023 Mini Mill segment EBITDA includes the impact of $20 million and $12 million in construction and related start-up costs, respectively.

United States Steel Corporation 24

25 $3 $46 $51 $9 Q4 2023 Commercial $0 Raw Materials ($17) Operating Costs Other Q1 2024 $ Millions, Q4 2023 vs. Q1 2024 U. S. STEEL EUROPE SEGMENT EBITDA CHANGE ANALYSIS Commercial The unfavorable impact is primarily the result of lower average realized prices. Raw Materials The favorable impact is primarily the result of lower iron ore and coal costs and inventory impacts. Operating Costs The unfavorable impact is primarily the result of increased spending for planned maintenance and outages related to timing. ($12) $46 ($61) Q1 2023 Commercial $87 Raw Materials ($17) Operating Costs Other Q1 2024 $49 Other The favorable impact is primarily the result of lower energy costs. Commercial The favorable impact is primarily the result of higher average realized prices. Raw Materials No change. Operating Costs The unfavorable impact is primarily the result of increased spending for planned maintenance and outages related to timing. Other The favorable impact is primarily the result of lower energy costs. $ Millions, Q1 2023 vs. Q1 2024

26 $ Millions, Q4 2023 vs. Q1 2024 TUBULAR SEGMENT EBITDA CHANGE ANALYSIS Commercial The unfavorable impact is primarily the result of lower average realized prices. Raw Materials The change is not material. Operating Costs The favorable impact is primarily the result of fewer costs for purchased products and services. $244 $69 $16 $17 Q1 2023 ($211) Commercial $3 Raw Materials Operating Costs Other Q1 2024 Other The favorable impact is primarily the result of lower United Steelworkers variable compensation. Commercial The unfavorable impact is primarily the result of lower average realized prices and lower shipment volumes. Raw Materials The unfavorable impact is primarily the result of higher scrap and alloy costs. Operating Costs The change is not material. Other The change is not material. $ Millions, Q1 2023 vs. Q1 2024 $126 $69 Q4 2023 ($44) Commercial ($13) Raw Materials $3 Operating Costs ($3) Other Q1 2024

GLOBAL OPERATING FOOTPRINT

All amounts shown in millions

Operating | Indefinitely Idled | Temporarily Idled

Segment	Facility	Assets				Idled	Total Capability[1]
NORTH AMERICAN FLAT-ROLLED	DR-grade Pellets[2]	Keetac				-	4.0
	Iron Ore Pellets[2]	Minntac	Keetac			-	22.4[3]
	Cokemaking	Clairton				-	3.6
	Pig Iron	Gary				-	0.5
	Gary	BF #4	BF #6	BF #8	BF #14	-	7.5
	Granite City	BF 'A'	BF 'B'			2.8	2.8
	Mon Valley	BF #1	BF #3			-	2.9
MINI MILL	Big River Steel	EAF #1	EAF #2			-	3.3
EUROPE	**Košice**	BF #1	BF #2	BF #3		1.7	5.0
TUBULAR	Fairfield	EAF Steelmaking / Seamless Pipe				-	0.90
	Lorain	Seamless Pipe				0.38	0.38
	Lone Star	#1 ERW	#2 ERW			0.79	0.79

Extended a planned BF #2 outage due to market conditions[4]

[1] Raw steel capability, except at Minntac and Keetac (DR-grade / iron ore pellet capability), Clairton (coke capability), Gary pig (pig iron) Lorain, and Lone Star (pipe capability).
[2] Keetac's DR-grade pellets investment is ramping up in 2024. Keetac can flex its capacity to produce either 6 million tons of blast furnace iron ore pellets or 4 million tons of DR-grade pellets.
[3] If Keetac produces 4 million tons of DR-grade pellets and zero tons of blast furnace iron ore pellets, total iron ore production capacity would be 16.4 million.
[4] BF #2 remains temporarily idled and the Company anticipates restarting its operation in the second quarter.

United States Steel Corporation | 27

28 CASH AND LIQUIDITY Note: For reconciliation of non-GAAP amounts, see Appendix. 1 TTM = Trailing twelve months $138 $4,090 $3,505 $2,100 $1,891 FY 2020 FY 2021 FY 2022 FY 2023 TTM Q1 20241 $1,985 $2,522 $3,504 $2,948 $2,221 FY 2020 FY 2021 FY 2022 FY 2023 Q1 2024 $3,153 $4,971 $5,925 $5,174 $4,495 FY 2020 FY 2021 FY 2022 FY 2023 Q1 2024 $2,902 $1,369 $473 $1,274 $2,020 FY 2020 FY 2021 FY 2022 FY 2023 Q1 2024 Cash from Operations Cash and Cash Equivalents$ Millions $ Millions Total Estimated Liquidity Net Debt$ Millions $ Millions

29 APPENDIX

30 SUPPLEMENTAL INFORMATION HRC (30%) CRC (40%) Coated (25%) Tin (5%) HRC (60%) CRC (15%) Coated (25%) HRC (60%) CRC (10%) Coated (20%) Tin (10%) Seamless (100%) Flat-Rolled Mini Mill1 U. S. Steel Europe Tubular 2023 Shipments by product mix 1 Mini Mill segment product mix, once Big River 2 (BR2) is fully ramped by 2026, is expected to be ~40% hot rolled coil (HRC) / ~15% cold rolled coil (CRC) / ~40% Coated / ~5% Non-grain oriented electrical steel.

31 SUPPLEMENTAL INFORMATION HRC (20%) CRC (40%) Coated (30%) Other (5%) HRC (55%) CRC (15%) Coated (30%) HRC (45%) CRC (10%) Coated (35%) Tubular / Other (5%) Tubular Product (100%) Flat-Rolled Mini Mill U. S. Steel Europe Tubular 2023 Revenue by product mix Semi-finished (5%) Semi-finished (5%)

32 SUPPLEMENTAL INFORMATION Service Centers (17%) Converters (25%) Auto (33%) Construction (10%) Oil & Gas (94%) Flat-Rolled Mini Mill U. S. Steel Europe Tubular 2023 Shipments by major market Packaging (7%) Appliance & Electrical (5%) Other (3%) Service Centers (46%) Converters (30%) Auto (1%) Construction (20%) Appliance & Electrical (3%) Service Centers (22%) Converters (8%) Auto (16%) Construction (34%) Packaging (8%) Appliance & Electrical (4%) Other (8%) Construction (6%)

33 SUPPLEMENTAL INFORMATION Firm (23%) Market based quarterly (29%) Market based monthly (15%) Spot (33%) Firm (6%) Cost based (9%) Market based quarterly (5%) Market based monthly (38%) Spot (42%) Firm (31%) Cost based (2%) Market based quarterly (2%) Market based monthly (10%) Spot (55%) Program (78%) Spot (22%) Flat-Rolled Mini Mill U. S. Steel Europe Tubular 2023 Contract / spot mix by segment Note: Excludes intersegment shipments.

SUPPLEMENTAL INFORMATION

Cost structure: Blast furnace steelmaking

illustrative

Raw Material Costs[1]



- Iron ore (~30%)
- Coke (~35%)
- Natural Gas (~5%)
- Scrap (~30%)

Key Inputs	Ratio[1]	Pricing Convention
Iron Ore	1.3 tons of pellets / ton of raw steel x raw steel volume (million tons) x iron ore price assumption ($/nt)	NAFR: Vertically integrated USSE: Prices determined in long-term contracts with strategic suppliers or as spot prices negotiated monthly or quarterly
Coke	1.4 tons of met coal / ton of coke x met coal price assumption ($/nt) + $75 - $100 / ton conversion cost x 0.3 ton of coke / ton of raw steel	NAFR: Primarily annual met coal contracts USSE: Prices for European met coal contracts negotiated quarterly, annually or determined as index-based prices.
Scrap	0.3 tons of scrap / ton of raw steel x raw steel volume (million tons) x scrap price assumption ($/nt)	NAFR & USSE: 60% generated internally; 40% purchased at market prices
Natural Gas[2]	6 mmbtus of nat gas / ton of raw steel x raw steel volume (million tons) x nat gas price assumption ($/nt)	NAFR: 70% based on bids solicited monthly from various vendors; remainder daily or with term agreements USSE: Based on bids solicited primarily on a quarterly or monthly basis; remainder balanced on a daily basis
Labor	2 hours labor / ton of raw steel x raw steel volume (million tons) x hourly labor rate ($/hr)	Union-represented workforce
Other Variable Costs	Miscellaneous: includes maintenance and services, tool, other fuel and energy, and alloy costs	~$150 - $300 / ton dependent on level of raw steel pricing, product mix, and maintenance activity USSE: Includes CO_2 costs

[1] Raw material costs and ratios assume a blast furnace within the North American flat-rolled segment.
[2] 6 mmbtus per ton of raw steel production; 4 mmbtus per ton consumed for further process (primarily at the hot strip mill).

United States Steel Corporation | 34

SUPPLEMENTAL INFORMATION

Cost structure: Electric arc furnace steelmaking

illustrative

Raw Material Costs


Obsolete Scrap (~35%)
Prime Scrap (~30%)
Pig Iron (~25%)
HBI / DRI (~10%)

Key Inputs	Ratio	Pricing Convention
Scrap	0.8 tons of scrap / ton of raw steel x raw steel volume (million tons) x scrap price assumption ($/nt)	Volumes secured annually; priced on a monthly or quarterly basis
Pig Iron	0.3 tons of pig iron / ton of raw steel x raw steel volume (million tons) x pig iron price assumption ($/nt)	Internal pig iron transferred from the N. American Flat-rolled segment at a discounted market rate; 3rd party pig volumes secured annually; priced on a monthly or quarterly basis
HBI	0.1 tons of HBI / ton of raw steel x raw steel volume (million tons) x HBI price assumption ($/nt)	Volumes secured annually; priced on a monthly or quarterly basis based on a blended basket of external HBI production inputs and HBI/DRI substitutes
Electricity	0.6 MKWH of electricity / ton of raw steel x raw steel volume (million tons) x electricity price assumption ($/nt)	Volume-discounted negotiated base price; adjusted quarterly based on regional electricity price fluctuations
Labor	0.14 hours labor / ton of raw steel x raw steel volume (million tons) x hourly labor rate ($/hr)	Non-union workforce

United States Steel Corporation 35

RECONCILIATION TABLE

Segment EBITDA

Flat-Rolled ($ millions)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Segment earnings (loss) before interest and income taxes	($7)	$231	$225	($31)	$34
Depreciation	147	146	153	159	122
Flat-Rolled Segment EBITDA	$140	$377	$378	$128	$156
Segment EBIT Margin[1]	(0%)	8%	8%	(1%)	1%
Segment EBITDA Margin[1]	5%	12%	13%	5%	6%

Mini Mill ($ millions)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Segment earnings (loss) before interest and income taxes	$12	$132	$42	$29	$99
Depreciation	40	41	42	45	46
Mini Mill Segment EBITDA	$52	$173	$84	$74	$145
Segment EBIT Margin[1]	2%	17%	6%	5%	14%
Segment EBITDA Margin[1]	8%	22%	13%	12%	21%

U. S. Steel Europe ($ millions)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Segment earnings (loss) before interest and income taxes	($34)	$72	($13)	($21)	$16
Depreciation	22	25	23	24	30
U. S. Steel Europe Segment EBITDA	($12)	$97	$10	$3	$46
Segment EBIT Margin[1]	(4%)	7%	(2%)	(3%)	2%
Segment EBITDA Margin[1]	(1%)	9%	1%	0%	5%

Tubular ($ millions)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Segment earnings (loss) before interest and income taxes	$232	$157	$87	$113	$57
Depreciation	12	12	12	13	12
Tubular Segment EBITDA	$244	$169	$99	$126	$69
Segment EBIT Margin[1]	46%	39%	28%	34%	21%
Segment EBITDA Margin[1]	48%	42%	32%	38%	25%

Other ($ millions)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Segment earnings (loss) before interest and income taxes	$3	($12)	$7	($1)	($2)
Depreciation	0	0	0	0	0
Other Segment EBITDA	$3	($12)	$7	($1)	($2)

[1] The segment EBIT and segment EBITDA margins represent EBIT or EBITDA divided by net sales.

United States Steel Corporation 36

SUPPLEMENTAL INFORMATION

Big River Steel LLC[1] Summary Table

Income Statement $ Millions	Q1 2024
Customer Sales	$579M
Intersegment Sales	$125M
Net Sales	$704M
EBIT[2]	$118M
Balance Sheet	
Cash and cash equivalents	$112M
Total Assets	$3,641M
2029 Senior secured notes	$720M
Environmental revenue bonds	$752M
Financial leases and all other obligations	$23M
Fair value step up[3]	$109M
Total Debt[3]	$1,604M
Cash Flow	
Depreciation and Amortization	$41M
Capital Expenditures[4]	$55M

[1] Unless otherwise noted, amounts shown are reflected in Big River Steel LLC, the operating unit of the Big River Steel companies that reside within the Mini Mill segment.
[2] Earnings before interest and income taxes.
[3] The debt amounts reflect aggregate principal amounts. The fair value step up represents the excess of fair value over book value when Big River Steel was purchased. The fair value step-up is recorded in Big River Steel Holdings LLC. The fair value step up is shown as it is related to the debt amounts in Big River Steel LLC.
[4] Excludes capital expenditures for BR2 and air separation unit.

United States Steel Corporation | 37

38 RECONCILIATION TABLE Short-term debt and current maturities of long-term debt Long-term debt, less unamortized discount and debt issuance costs Net Debt $ millions YE 2023YE 2022YE 2021YE 2020 $192 $4,695 $28 $3,863 $63 $3,914 $142 $4,080 Total Debt $4,222$3,977$3,891$4,887 Less: Cash and cash equivalents 1,985 2,522 3,504 2,948 Net Debt $1,274$473$1,369$2,902 Net Debt Q1 2024 $159 4,082 $4,241 2,221 $2,020

39 RECONCILIATION TABLE Adjusted Net Earnings 1 The tax impact of the adjusted items in the first quarter of 2024 is calculated using a blended tax rate of 24%. The tax impact of adjusted items in 2023 is calculated for U.S. domestic items using a blended tax rate of 24% and for USSE items 21%. $167$350$483$195 Reported net earnings attributable to U. S. Steel Asset impairment charges Restructuring and other charges Stock-based compensation expense VEBA asset surplus adjustment Environmental remediation charges Strategic alternatives review process costs Granite City idling costs Other charges, net Tax impact of adjusted items1 $199 4 1 11 (22) - - - 1 1 $477 - 2 12 (8) 2 - - - (2) $299 - 18 14 (6) 9 16 14 1 (15) ($80) 123 15 14 (7) - 63 107 10 (78) Net Earnings Net earnings (loss) margin2 Adjusted net earnings margin2 4% 4% 10% 10% 7% 8% (2%) 4% 2 The net earnings and adjusted net earnings margins represent net earnings or adjusted net earnings divided by net sales. Q1 2024 $206 4% 5% Q4 2023Q3 2023Q2 2023Q1 2023$ Millions $171 7 6 11 (4) 2 23 1 - (11)

40 RECONCILIATION TABLE $ Millions Adjusted EBITDA Adjusted EBITDA Q4 2023Q3 2023Q2 2023Q1 2023 $330$578$804$427 Reported net earnings attributable to U. S. Steel Income tax expense Net interest and other financial costs Reported earning before interest and income taxes Depreciation, depletion and amortization expense EBITDA Asset impairment charges Restructuring and other charges Losses (gains) on assets sold & previously held investments Stock-based compensation expense United Steelworkers labor agreement signing bonus and related costs Environmental remediation charges Strategic alternatives review process costs Granite City idling costs Other charges, net $199 51 (61) $189 221 $410 4 1 - 11 - - - - 1 $477 144 (57) $564 224 $788 - 2 - 12 - 2 - - - $299 42 (64) $277 230 $507 - 18 - 14 - 9 16 14 - ($80) (85) (66) ($231) 241 $10 123 15 - 14 - - 63 107 (2) Net earnings margin1 Reported EBIT margin1 Adjusted EBITDA margin1 4% 4% 10% 10% 11% 16% 7% 6% 13% (2%) (6%) 8% 1 The net earnings, reported EBIT and adjusted EBITDA margins represent net earnings or EBITDA divided by net sales. Q1 2024 $414 $171 38 (55) $154 210 $364 7 6 - 11 - 2 23 1 - 4% 4% 10%

41 Emily Chieng Investor Relations Officer ecchieng@uss.com 412-618-9554 Eric Linn Director – Investor Relations eplinn@uss.com 412-433-2385 INVESTOR RELATIONS